FOR IMMEDIATE RELEASE


Contact:

John Heaton                                        Stan Piekos
President & CEO                                    CFO
Nanometrics                                        August Technology
408.435.9600                                       952.820.0080
jheaton@nanometrics.com                            stan.piekos@augusttech.com




          Nanometrics and August Technology Announce Agreement to Merge

          Merger will Create Global Leader in Metrology and Inspection


Milpitas, California - January 21, 2005 - Nanometrics Incorporated (NASDAQ:NANO) and August Technology Corporation (NASDAQ:AUGT) jointly announced today that they have entered into a merger agreement to create a combined company providing comprehensive inspection, measurement and analysis systems to the global semiconductor, flat panel display and related microelectronic industries.

Under the terms of the merger agreement, Nanometrics will reincorporate in Delaware, each share of Nanometrics common stock will be exchanged for one share of Nanometrics Delaware (a subsidiary of Nanometrics formed in connection with the reincorporation) and each share of August Technology common stock will be exchanged for 0.6401 of a share of Nanometrics Delaware. The transaction is conditioned on obtaining requisite shareholder approvals from the shareholders of both companies, necessary regulatory clearances and other customary closing conditions, including the receipt of legal opinions that the transaction will qualify as a "reorganization" under the Internal Revenue Code. The companies expect to close the transaction during the second quarter of 2005.

The combined company will be named August Nanometrics Inc. The board of directors of the combined company will consist of seven directors - three directors selected from the Nanometrics board, including Vincent J. Coates and John Heaton, and three directors selected from the August Technology board, including Jeff O'Dell. Coates, currently chairman of the board of directors of Nanometrics, will be chairman of the board of directors of the combined company; Heaton, currently the CEO of Nanometrics, will be the CEO of the combined company; and Stan Piekos, currently the CFO of August Technology, will be the CFO of the combined company. O'Dell will remain as a principle executive of the combined company, remaining active in areas of strategic marketing and planning, reporting directly to John Heaton.


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The combined company will offer complementary  product lines of yield maximizing metrology and defect inspection. "This merger makes great business sense," said Heaton. "We join two strong product lines with little overlap, and bring to market a better fab-wide solution with advanced macro inspection, critical dimension (CD) and film thickness metrology aimed at the most challenging wafer processing areas such as lithography. By combining R&D, service and other resources, we believe we can deliver excellent quality products to our customers."

"We believe our customers and the industry will benefit from the merger for several reasons," said O'Dell. "First, we believe it allows two customer-driven organizations, each with creative, innovative cultures to be more responsive on a global basis; second, by leveraging our R&D efforts, we believe we can provide leading-edge technology where it is needed most. And third, we believe our ability to employ review and characterization software to analyze a broad array of defect, film thickness and critical dimension data - from both the front-end and final manufacturing - will give our customers a more comprehensive approach to maximizing yield improvement."

Piekos added, "The merger will create a company employing over 550 people worldwide with combined proforma 2004 revenues of approximately $140 million and a strong balance sheet providing increased financial resources to support global microelectronic device manufacturers."

A conference call discussing the agreement will be held on Friday, January 21, 2005 at 2:00 p.m. EST (1:00 p.m. CST, 11:00 a.m. PST). To participate in the call, please dial 719-457-0349 prior to the start time and use participant code 2883344. A webcast of the conference call will also be available live via the Internet on August Technolgy's website at www.augusttech.com and the Nanometrics website at www.nanometrics.com. An archived replay of the webcast will be available shortly following the call and continuing through January 28, 2005. To listen to the call live, please visit the website at least fifteen minute beforehand to download and install any necessary audio software.


About Nanometrics

Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in the manufacture of semiconductors, integrated circuits and flat panel displays. Nanometrics metrology systems measure various thin film properties, critical circuit dimensions and layer-to-layer circuit alignment (overlay) during various steps of the manufacturing process, enabling semiconductor and integrated circuit manufacturers to improve yields, increase productivity and lower their manufacturing costs. The Company maintains its headquarters in Milpitas, CA, and sales and service offices worldwide. Nanometrics' website is: http://www.nanometrics.com.


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About August Technology

August Technology's automated inspection, metrology and data analysis solutions provide critical product and process enhancing information, which enables microelectronic device manufacturers to drive down costs and time to market. With the first all-surface advanced macro inspection solution, August Technology has incorporated frontside, backside and wafer edge inspection in a single system. Following detection August Technology's decision tools correlate the defect data across surfaces and provide the comprehensive information necessary for device manufacturers to make process-enhancing decisions. Headquartered in Bloomington, Minnesota, August Technology supports its customers with a worldwide sales and service organization. Additional information can be found on the company's web site at www.augusttech.com.

Cautionary Statement for the Purpose of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release include statements about future financial and operating results and the proposed Nanometrics/August Technology merger. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if either of the companies does not receive required shareholder or governmental approvals or fails to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which Nanometrics or August Technology expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the Nanometrics and August Technology businesses will not be integrated successfully; costs related to the proposed merger; failure of the Nanometrics or August Technology shareholders to approve the proposed merger; and other economic, business, competitive and/or regulatory factors affecting Nanometrics' and August Technology's businesses generally, including those set forth in Nanometrics' and August Technology's filings with the SEC, including their Annual Reports on Form 10-K for their respective most recent fiscal years, especially in the Management's Discussion and Analysis section,


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their most recent  Quarterly  Reports on Form 10-Q and their Current  Reports on
Form 8-K. All forward-looking statements included in this press release are based on information available to Nanometrics and August Technology on the date hereof. Nanometrics and August Technology undertake no obligation (and expressly disclaim any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to update reasons why actual results could differ from those anticipated in such forward-looking statements.

Additional Information and Where to Find It

Nanometrics Incorporated, August Technology Corporation and Minor League Merger Corporation (which will be renamed by Nanometrics Incorporated and August Technology Corporation in connection with the proposed merger) intend to file a joint proxy statement/prospectus in connection with the merger transaction involving Nanometrics Incorporated, Major League Merger Corporation (a subsidiary of Nanometrics formed in connection with the proposed merger), Minor League Merger Corporation and August Technology Corporation. Investors and
security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information about the transaction. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by Nanometrics Incorporated and August Technology Corporation and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by Nanometrics Incorporated and August Technology Corporation with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec/gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Nanometrics Incorporated or August Technology Corporation investor relations at investors@nanometrics.com and invest@augusttech.com, respectively.

August Technology Corporation and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of August Technology Corporation and Nanometrics Incorporated with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in August Technology Corporation's Proxy Statement for its 2003 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 11, 2004. This document is available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from August Technology Corporation investor relations at invest@augusttech.com.

Nanometrics Incorporated and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of August Technology Corporation and Nanometrics Incorporated with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Nanometrics Incorporated's Proxy Statement for its 2003 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 23, 2004. This document is available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from Nanometrics Incorporated investor relations at investors@nanometrics.com.

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